Exhibit 2.2

Execution Version

AMENDMENT NO. 1

TO THE

ROLLOVER AGREEMENT

This Amendment No. 1, dated as of May 2, 2021 (this “Amendment”) to the Rollover Agreement, dated as of January 11, 2021 (the “Agreement”), is entered into by and among Farm Bureau Property & Casualty Insurance Company, an Iowa domiciled stock property and casualty insurance company (“Parent”), 5400 Merger Sub, Inc., an Iowa corporation (“Merger Sub”) and the Iowa Farm Bureau Federation (“IFBF” and, together with Parent, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

W I T N E S S E T H:

WHEREAS, in accordance with Section 8.01 of the Agreement, Parent, Merger Sub and IFBF wish to amend the terms of the Agreement as provided in Article I below;

WHEREAS, in accordance with Section 8.01 of the Agreement, the Company has provided its written consent to this Amendment;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENT

1.       Recitals.

(a)	The fourth and fifth recitals are amended and restated in their entirety as follows:

WHEREAS, each of the Shareholders desires to contribute to Merger Sub such number of Subject Common Shares owned by such Shareholder in exchange for the number of common shares of Merger Sub (the “Merger Sub Common Shares”) set forth opposite such Shareholder’s name on Schedule I;

WHEREAS, Parent desires to contribute to Merger Sub an amount equal to the aggregate Parent Cash Contribution, and Merger Sub desires to issue to Parent a number of shares of preferred stock of Merger Sub (“Merger Sub Preferred Shares”) as set forth herein;

(b)	A sixth recital is inserted as follows:

WHEREAS, the Iowa Farm Bureau Federation (“IFBF”) desires to contribute to Merger Sub an amount equal to the aggregate IFBF Cash Contribution, and Merger Sub desires to issue to IFBF a number of Merger Sub Preferred Shares as set forth herein;

(c)	The final recital is amended by replacing the words “the Shareholders” with “IFBF”.

2.       Rollover; Merger Sub Shares. All references to the “Merger Sub Shares” issued by Merger Sub in exchange for the number of Subject Common Shares owned by each Shareholder shall be deemed to be references to Merger Sub Common Shares. All references to “Merger Sub Shares” in Section 2.04, Article IV and Article V of the Agreement shall be deemed to be references to both Merger Sub Common Shares and Merger Sub Preferred Shares, as applicable.

3.       Additional Capitalization of Merger Sub. Section 2.02 of the Agreement shall be amended and restated in its entirety as follows:

Subject to the terms of this Agreement and the conditions set forth in Section 3.01, immediately prior to the Closing:

(a)       Parent hereby irrevocably agrees to contribute to Merger Sub an amount equal to the product of (x) $56.00 and (y) the aggregate number of Common Shares converted into the right to receive the Merger Consideration (the “Parent Cash Contribution”).  In exchange for, and conditioned upon, Parent’s contribution to Merger Sub of the Parent Cash Contribution, Merger Sub shall issue to Parent, free and clear of all Liens (other than Liens arising by reason of the Merger Agreement or this Agreement), a number of Merger Sub Common Shares equal to the Parent Cash Contribution divided by $56.00.

(b)       IFBF hereby irrevocably agrees to contribute to Merger Sub an amount equal to the product of (x) $5.00 and (y) the aggregate number of Common Shares converted into the right to receive the Merger Consideration (the “IFBF Cash Contribution”).  In exchange for, and conditioned upon, IFBF’s contribution to Merger Sub of such amount, Merger Sub shall issue to IFBF, free and clear of all Liens (other than Liens arising by reason of the Merger Agreement or this Agreement), a number of Merger Sub Preferred Shares equal to the IFBF Cash Contribution divided by $56.00.

(c)       For purposes hereof, the foregoing contribution and exchange transactions are collectively referred to herein as the “Additional Capitalization.” Nothing herein shall restrict Parent or IFBF from agreeing to make additional contributions of capital to Merger Sub (or the Surviving Corporation) in order to fund all or a portion of the amounts that may be payable to holders of Dissenting Shares (if any) on terms as may be agreed by such Shareholder and Merger Sub or the Surviving Corporation, as applicable.

4.       Conditions to Funding the Rollover. The first clause of Section 3.01 of the Agreement is hereby amended and restated in its entirety as follows:

Section 3.01 Conditions to Funding and Rollover. Each of (x) each Shareholder’s obligation to effect the Rollover and (y) each Shareholder’s obligation to effect the Additional Capitalization is subject to, and conditioned upon:

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5.       Schedule I, Schedule II. Schedule I to the Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A. Schedule II to the Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit B.

ARTICLE II
MISCELLANEOUS

1.       No Other Amendments; Effectiveness. Except as expressly amended and/or superseded by this Amendment, the Agreement remains and shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement, except as expressly set forth herein. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement. This Amendment and the Agreement shall each henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement. If and to the extent there are any inconsistencies between the Agreement and this Amendment with respect to the matters set forth herein, the terms of this Amendment shall control. References in the Agreement to the Agreement shall be deemed to mean the Agreement as amended by this Amendment. On and after the date of this Amendment, each reference to the Agreement, “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended hereby provided, that references in the Agreement to “the date hereof” or “the date of this Agreement” or words of like import shall continue to refer to the date of January 11, 2021.

2.       Sections of the Agreement. The provisions set forth in Article VIII of the Agreement are hereby incorporated by reference mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

FARM BUREAU PROPERTY & CASUALTY INSURANCE COMPANY

By:	/s/ Duane J. Johnson Jr.
	Name:	Duane J. Johnson Jr.
	Title:	Sr. Vice President & Secretary

5400 Merger Sub, Inc.

By:	/s/ Duane J. Johnson Jr.
	Name:	Duane J. Johnson Jr.
	Title:	Secretary

IOWA FARM BUREAU FEDERATION

By:	/s/ Craig D. Hill
	Name:	Craig D. Hill
	Title:	President

[Signature Page to Amendment No. 1 to Rollover Agreement]

Exhibit A

Schedule I

Shareholder	Original Common Shares	Original Preferred Shares	Merger Sub Common Shares to be Received	Notice Address
Iowa Farm Bureau Federation	Class A Common Stock: 14,760,303 Class B Common Stock: 7,619	Series B Preferred Shares: 5,000,000	14,767,922	Iowa Farm Bureau Federation 5400 University Avenue West Des Moines, Iowa 50266
				Attention:	Edward G. Parker
				Email:	eparker@ifbf.org
Farm Bureau Property & Casualty Insurance Company	Class A Common Stock: 199,016 Class B Common Stock: 2,390	-	201,406	Farm Bureau Property & Casualty Insurance Company 5400 University Avenue West Des Moines, Iowa 50266
				Attention:	Edward G. Parker
				Email:	eparker@ifbf.org

[Schedule I to Rollover Agreement]

Exhibit B

Schedule II

PRO FORMA CAPITALIZATION OF THE SURVIVING CORPORATION

Shareholder	Common Shares	Preferred Shares
Iowa Farm Bureau Federation	14,767,922	Series B Preferred Shares: 5,000,000 Series C Preferred Shares: 841,713.75

Farm Bureau Property & Casualty Insurance Company	9,628,600	--

[Schedule II to Rollover Agreement]